Investor Relations
Julie Kerekes
Treasurer and Sr. Managing Director, Global Tax
and Investor Relations
(952) 887-8846, julie.kerekes@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Solid First-Quarter Fiscal 2022 Results
Drives Quarter over Quarter Sequential Gross Margin Improvement In a Dynamic Operating Environment

•First-quarter net sales up 6.8% compared to the same prior year period, to $932.7 million; Professional segment net sales up 3.5%, Residential segment net sales up 17.3%
•First-quarter reported and *adjusted diluted EPS of $0.66
•Gross margin results improved sequentially from the fourth quarter of fiscal 2021, driven by increased net price realization and enhanced operational performance; comparisons to the same prior-year period were affected by increased inflationary pressures and product availability constraints

BLOOMINGTON, Minn.—(BUSINESS WIRE) — March 3, 2022—The Toro Company (NYSE: TTC) today reported results for its fiscal first-quarter ended January 28, 2022.
“We achieved solid financial results for the quarter and continued to advance our strategic initiatives,” said Richard M. Olson, chairman and chief executive officer. “Demand across our businesses remained robust, while supply chain constraints and inflationary pressures continued. Our team kept a sharp focus on operational execution and serving our customers as they collaborated with suppliers and channel partners. This focus allowed us to drive productivity gains, achieve sequential margin improvement and fund investments for a sustainable future, all of which enabled us to extend our market leadership.
“We continued to invest in new products and acquisitions that align with our strategic priorities and bolster our reputation for best-in-class performance and technology. In January, our acquisition of the Intimidator Group added the complementary Spartan line of professional zero-turn mowers. Spartan is known for its exceptional performance, features, durability, and distinctive styling. The acquisition positions us to be an even stronger player in the large and rapidly growing zero-turn mower market, enhancing customer reach and geographic strength. More recently, at the GCSAA golf industry show, we introduced our GeoLink Solutions Autonomous Fairway Mower, which represents an important milestone in advancing our autonomous vision.”

2 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results

FIRST-QUARTER FISCAL 2022 FINANCIAL HIGHLIGHTS
•Net sales of $932.7 million, up 6.8% from $873.0 million in the first quarter of fiscal 2021.

•Net earnings of $69.5 million, down 37.5% from $111.3 million in the first quarter of fiscal 2021; *adjusted net earnings of $69.7 million, down 25.3% from $93.2 million in the first quarter of fiscal 2021.

•Reported EPS of $0.66 per diluted share versus $1.02 per diluted share in the first quarter of fiscal 2021; *adjusted EPS of $0.66 per diluted share versus $0.85 per diluted share in the first quarter of fiscal 2021.

•Utilized cash on hand and existing credit facilities to acquire the Intimidator Group, and returned $106.5 million to shareholders through regular dividends of $31.5 million and share repurchases of $75.0 million.

OUTLOOK
“The Toro Company team worldwide continues to work diligently to advance our strategic priorities and fulfill our purpose of helping our customers enrich the beauty, productivity and sustainability of the land,” added Olson. “These efforts are rooted in our world-class innovation capabilities and enterprise-wide operational excellence, which together, will help drive our sales momentum, margin expansion, and enterprise value for all stakeholders. While we are seeing improvements in our manufacturing performance, as well as positive indicators in our supply chain, we acknowledge that the recent geopolitical events may create additional challenges. Our operational efficiency and market leadership position us well to manage through this environment and take our business to the next level.
“Our inspired team is focused on delivering results. The strength of our purpose and culture, founded upon our commitment to innovation, collaboration, and caring relationships, helps us attract top talent. The Toro Company's focus on accelerating profitable growth, driving productivity and operational excellence, and empowering people sets us up to emerge from the current cycle even stronger.”
The company is raising its full-year fiscal 2022 net sales guidance to incorporate the Intimidator Group acquisition, and now expects total net sales growth in the range of 12% to 14%. In light of the current geopolitical environment, the company is holding its *adjusted EPS guidance in the range of $3.90 to $4.10 per diluted share. This guidance is based on current visibility, and reflects expectations for continued strong demand and increasing net price realization.

3 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results

FIRST-QUARTER FISCAL 2022 SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the first quarter were $672.9 million, up 3.5% compared with $650.2 million in the same period last year. The increase was driven primarily by net price realization, partially offset by lower volume in certain key product categories due to product availability constraints.

•Professional segment earnings for the first quarter were $93.3 million, down 20.2% compared with $116.8 million in the same period last year, and when expressed as a percentage of net sales, 13.9%, down from 18.0% in the prior-year period. The decrease was largely due to higher material, freight and manufacturing costs, partially offset by increased net price realization.

Residential Segment
•Residential segment net sales for the first quarter were $255.4 million, up 17.3% compared with $217.7 million in the same period last year. The increase was primarily due to net price realization and higher shipments of zero-turn riding and walk power mowers.

•Residential segment earnings for the first quarter were $31.8 million, down 1.1% compared with $32.1 million in the same period last year, and when expressed as a percentage of net sales, 12.4%, down from 14.7% in the prior-year period. The decrease was largely driven by higher material and freight costs, partially offset by increased net price realization and productivity improvements.

OPERATING RESULTS
Gross margin for the first quarter was 32.2%, compared with 36.1% for the same prior-year period. The decrease was primarily due to higher material and freight costs, partially offset by increased net price realization.
SG&A expense as a percentage of net sales for the first quarter was 22.4% compared with 19.9% in the prior-year period. The increase was primarily due to the favorable impact of a one-time legal settlement in the prior year that did not reoccur, as well as increased investments in research, engineering and marketing in the current-year period.
Operating earnings as a percentage of net sales were 9.8% for the first quarter, compared with 16.2% in the same prior-year period. *Adjusted operating earnings as a percentage of net sales for the first quarter were 9.9%, compared with 14.2% in the same prior-year period.
Interest expense was down $0.5 million for the first quarter to $7.0 million, driven by lower average debt levels and decreased interest rates.
The reported effective tax rate for the first quarter was 20.2%, compared with 18.1% for the same prior-year period. The reported effective tax rate increase was primarily due to lower tax benefits recorded as excess tax deductions for stock compensation. The *adjusted effective tax rate for the first quarter was 20.9%, compared with 21.5% in the first quarter of 2021.
*Non-GAAP financial measure. Please see the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

4 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results

LIVE CONFERENCE CALL
March 3, 2022 at 10:00 a.m. CST
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on March 3, 2022. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $4.0 billion in fiscal 2021, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan Mowers, BOSS Snowplow, Ventrac, American Augers, Trencor, Pope, Subsite Electronics, HammerHead, Radius HDD, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

Use of Non-GAAP Financial Information
This press release and our related earnings call reference certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our operating performance consist of operating earnings, earnings before income taxes, net earnings, net earnings per diluted share, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and our related earnings call that are utilized as measures of our liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.

5 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results

The Toro Company cannot provide quantitative reconciliations of forward-looking non-GAAP financial measures provided herein or in its related earnings call without unreasonable effort because the combined effect and timing of recognition of potential charges or gains is inherently uncertain and difficult to predict. In addition, since any adjustments could have a substantial effect on U.S. GAAP measures of financial performance, such quantitative reconciliations would imply a degree of precision and certainty that could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between the forward-looking non-GAAP financial measures and the most directly comparable GAAP financial measure will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions.
Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “encourage,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “target,” “improve,” “believe,” “become,” “should,” “could,” “will,” “would,” “possible,” “promise,” “may,” “likely,” “intend,” “can,” “seek,” “pursue,” “potential,” “pro forma,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2022 financial guidance, expectations that supply chain and inflationary pressures will normalize over time, and for continued strong demand and increasing net price realization and slight improvement in the operating environment in the second half of the year. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks, and challenges; adverse worldwide economic conditions, including inflationary pressures; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns; the effect of natural disasters, social unrest, war and global pandemics; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget, spending levels and cash conservation efforts; loss of any substantial customer; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; risks associated with acquisitions and dispositions, including the company's recent acquisition of Intimidator Group; impairment of goodwill or other intangible assets; impacts of any restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; impact of increased scrutiny on its environmental, social, and governance practices; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

6 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended
	January 28, 2022	January 29, 2021
Net sales	$932,650	$872,986
Cost of sales	632,174	557,950
Gross profit	300,476	315,036
Gross margin	32.2%	36.1%
Selling, general and administrative expense	208,850	173,571
Operating earnings	91,626	141,465
Interest expense	(7,013)	(7,522)
Other income, net	2,534	1,883
Earnings before income taxes	87,147	135,826
Provision for income taxes	17,637	24,545
Net earnings	$69,510	$111,281

Basic net earnings per share of common stock	$0.66	$1.03

Diluted net earnings per share of common stock	$0.66	$1.02

Weighted-average number of shares of common stock outstanding — Basic	105,037	108,122

Weighted-average number of shares of common stock outstanding — Diluted	106,048	109,194

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended
Segment Net Sales	January 28, 2022	January 29, 2021
Professional	$672,885	$650,223
Residential	255,402	217,700
Other	4,363	5,063
Total net sales*	$932,650	$872,986

*Includes international net sales of:	$194,986	$191,681

	Three Months Ended
Segment Earnings (Loss)	January 28, 2022	January 29, 2021
Professional	$93,272	$116,816
Residential	31,760	32,108
Other	(37,885)	(13,098)
Total segment earnings	$87,147	$135,826

7 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	January 28, 2022	January 29, 2021	October 31, 2021
ASSETS
Cash and cash equivalents	$192,959	$433,394	$405,612
Receivables, net	366,270	306,865	310,279
Inventories, net	832,072	675,307	738,170
Prepaid expenses and other current assets	45,962	41,177	35,124
Total current assets	1,437,263	1,456,743	1,489,185

Property, plant, and equipment, net	507,549	457,147	487,731
Goodwill	576,940	422,163	421,680
Other intangible assets, net	600,797	410,587	420,041
Right-of-use assets	78,306	75,467	66,990
Investment in finance affiliate	24,119	22,955	20,671
Deferred income taxes	3,938	9,658	5,800
Other assets	24,133	20,418	24,042
Total assets	$3,253,045	$2,875,138	$2,936,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$100,000	$9,992	$—
Accounts payable	474,483	364,361	503,116
Accrued liabilities	395,739	429,820	419,620
Short-term lease liabilities	15,842	15,368	14,283
Total current liabilities	986,064	819,541	937,019

Long-term debt, less current portion	991,354	691,356	691,242
Long-term lease liabilities	65,760	63,469	55,752
Deferred income taxes	50,382	71,970	50,397
Other long-term liabilities	39,936	49,080	50,598

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	104,529	107,613	105,206
Retained earnings	1,040,634	1,104,285	1,071,922
Accumulated other comprehensive loss	(25,614)	(32,176)	(25,996)
Total stockholders’ equity	1,119,549	1,179,722	1,151,132
Total liabilities and stockholders’ equity	$3,253,045	$2,875,138	$2,936,140

8 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Three Months Ended
	January 28, 2022	January 29, 2021
Cash flows from operating activities:
Net earnings	$69,510	$111,281
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Non-cash income from finance affiliate	(1,398)	(1,283)
Contributions to finance affiliate, net	(2,050)	(1,927)
Depreciation of property, plant and equipment	18,487	19,173
Amortization of other intangible assets	6,456	4,894
Compensation cost for stock-based compensation awards	5,225	4,516
Deferred income taxes	—	1,232
Other	146	1,080
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(50,599)	(46,159)
Inventories, net	(59,171)	(25,594)
Prepaid expenses and other assets	(4,187)	(2,794)
Accounts payable, accrued liabilities, and other liabilities	(72,462)	30,606
Net cash (used in) provided by operating activities	(90,043)	95,025

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,903)	(10,504)
Business combinations, net of cash acquired	(401,494)	—
Asset acquisition, net of cash acquired	—	(4,542)
Proceeds from asset disposals	26	74
Proceeds from sale of a business	—	12,886
Net cash used in investing activities	(413,371)	(2,086)

Cash flows from financing activities:
Borrowings under debt arrangements	400,000	—
Repayments under debt arrangements	—	(90,000)
Proceeds from exercise of stock options	1,150	7,714
Payments of withholding taxes for stock awards	(1,381)	(941)
Purchases of TTC common stock	(75,000)	(31,351)
Dividends paid on TTC common stock	(31,469)	(28,411)
Net cash provided by (used in) financing activities	293,300	(142,989)

Effect of exchange rates on cash and cash equivalents	(2,539)	3,552

Net decrease in cash and cash equivalents	(212,653)	(46,498)
Cash and cash equivalents as of the beginning of the fiscal period	405,612	479,892
Cash and cash equivalents as of the end of the fiscal period	$192,959	$433,394

9 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per-share data)
The company has provided financial measures that are not calculated or presented in accordance with United States ("U.S") generally accepted accounting principles ("GAAP") ("non-GAAP financial measures"), as information supplemental and in addition to the most directly comparable financial measures presented in the accompanying press release that are calculated and presented in accordance with U.S. GAAP. The company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because the company believes they provide meaningful supplemental information regarding the company's core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate management's internal comparisons to both the company's historical operating results and to the company's competitors' operating results by factoring out potential differences caused by charges and benefits not related to the company's regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions or dispositions; legal judgments, settlements or other matters; and tax positions. The company believes that such non-GAAP financial measures, when considered in conjunction with the company's financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand the company's core operational performance and cash flows. These non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the most directly comparable U.S. GAAP financial measures presented in the accompanying press release. The non-GAAP financial measures presented in the accompanying press release may differ from similar measures used by other companies.
Reconciliation of Non-GAAP Financial Performance Measures
The following table provides a reconciliation of financial performance measures calculated and reported in accordance with U.S. GAAP to the most directly comparable non-GAAP financial performance measures included within the accompanying press release for the three month periods ended January 28, 2022 and January 29, 2021:

	Three Months Ended
	January 28, 2022	January 29, 2021
Operating earnings	$91,626	$141,465
Acquisition-related costs[1]	1,016	—
Litigation settlement, net[2]	—	(17,075)
Non-GAAP operating earnings	$92,642	$124,390

Earnings before income taxes	$87,147	$135,826
Acquisition-related costs[1]	1,016	—
Litigation settlement, net[2]	—	(17,075)
Non-GAAP earnings before income taxes	$88,163	$118,751

Net earnings	$69,510	$111,281
Acquisition-related costs[1]	804	—
Litigation settlement, net[2]	—	(13,455)
Tax impact of stock-based compensation[3]	(620)	(4,578)
Non-GAAP net earnings	$69,694	$93,248

Net earnings per diluted share	$0.66	$1.02
Acquisition-related costs[1]	0.01	—
Litigation settlement, net[2]	—	(0.13)
Tax impact of stock-based compensation[3]	(0.01)	(0.04)
Non-GAAP net earnings per diluted share	$0.66	$0.85

Effective tax rate	20.2%	18.1%
Tax impact of stock-based compensation[3]	0.7%	3.4%
Non-GAAP effective tax rate	20.9%	21.5%
1    On January 13, 2022, the company completed the acquisition of Intimidator Group. Acquisition-related costs for the three month period ended January 28, 2022 represent transaction and integration costs incurred for the company's acquisition of Intimidator Group. No acquisition-related costs were incurred during the three month period ended January 29, 2021.

10 - The Toro Company Reports Solid First-Quarter Fiscal 2022 Results
2    On November 19, 2020, Exmark Manufacturing Company Incorporated ("Exmark"), a wholly-owned subsidiary of TTC, and Briggs & Stratton Corporation ("BGG") entered into a settlement agreement ("Settlement Agreement") relating to the decade-long patent infringement litigation that Exmark originally filed in May 2010 against Briggs & Stratton Power Products Group, LLC ("BSPPG"), a former wholly-owned subsidiary of BGG (Case No. 8:10CV187, U.S. District Court for the District of Nebraska) (the "Infringement Action"). The Settlement Agreement provided, among other things, that upon approval by the bankruptcy court, and such approval becoming final and nonappealable, BGG agreed to pay Exmark $33.65 million ("Settlement Amount"). During January 2021, the first quarter of fiscal 2021, the Settlement Amount was received by Exmark in connection with the settlement of the Infringement Action and at such time, the underlying events and contingencies associated with the gain contingency related to the Infringement Action were satisfied. As such, the company recognized in selling, general and administrative expense within the Consolidated Statements of Earnings during the first quarter of fiscal 2021 (i) the gain associated with the Infringement Action and (ii) a corresponding expense related to the contingent fee arrangement with the company's external legal counsel customary in patent infringement cases equal to approximately 50 percent of the Settlement Amount. Accordingly, litigation settlement, net represents the net amount recorded within selling, general and administrative expense in the Condensed Consolidated Statements of Earnings for the settlement of the Infringement Action during the three month period ended January 29, 2021. No amounts were recorded for litigation settlement, net during the three month period ended January 28, 2022.
3    The accounting standards codification guidance governing employee stock-based compensation requires that any excess tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options under The Toro Company Amended and Restated 2010 Equity and Incentive Plan, as amended, can be unpredictable and can significantly impact the company's net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three month periods ended January 28, 2022 and January 29, 2021.
Reconciliation of Non-GAAP Liquidity Measures
The company defines non-GAAP free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Non-GAAP free cash flow conversion percentage represents non-GAAP free cash flow as a percentage of net earnings. The company considers non-GAAP free cash flow and non-GAAP free cash flow conversion percentage to be liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to non-GAAP free cash flow for the three month periods ended January 28, 2022 and January 29, 2021:

	Three Months Ended
(Dollars in thousands)	January 28, 2022	January 29, 2021
Net cash (used in) provided by operating activities	$(90,043)	$95,025
Less: Purchases of property, plant and equipment	11,903	10,504
Non-GAAP free cash flow	(101,946)	84,521
Net earnings	$69,510	$111,281
Non-GAAP free cash flow conversion percentage	(146.7)%	76.0%
###